Exhibit (g)(3)

SCHEDULE II

THIS SCHEDULE II, amended and restated effective as of [                      ], 2016 is the Schedule II to that certain Custody Agreement between The RBB Fund, Inc. and The Bank of New York Mellon dated as of July 18, 2011, as may be amended from time to time.

SERIES

Free Market US Equity Fund

Free Market International Equity Fund

Free Market Fixed Income Fund

Matson Money U.S. Equity VI Portfolio

Matson Money International Equity VI Portfolio

Matson Money Fixed Income VI Portfolio

Bogle Investment Management Small Cap Growth Fund

Boston Partners All-Cap Value Fund

Boston Partners Long/Short Equity Fund

Boston Partners Small Cap Value Fund II

Boston Partners Long/Short Research Fund

WPG Partners Small/Micro Cap Value Fund

Boston Partners Global Equity Fund

Boston Partners Global Long/Short Fund

Schneider Small Cap Value Fund

Schneider Value Fund

Scotia Dynamic U.S. Growth Fund

Summit Global Investments U.S. Low Volatility Equity Fund

Abbey Capital Futures Strategy Fund

Abbey Capital Offshore Fund Limited

Altair Smaller Companies Fund

Campbell Core Trend Fund

Campbell Core Offshore Limited

Boston Partners Emerging Markets Long/Short Fund

Boston Partners Alpha Blue Dynamic Equity Fund

Campbell Core Carry Fund

Campbell Core Carry Offshore Limited

Fasanara Capital Absolute Return Multi-Asset Fund

THE BANK OF NEW YORK MELLON

By:
Name:
Title:

THE RBB FUND, INC.

By:
Name:
Title: